EXHIBIT 3.59
FILED
MAY 21 1985 11 AM
CERTIFICATE OF INCORPORATION
OF
NATIONAL HEALTHCARE OF NEWPORT, INC.
1. The name of the corporation is: NATIONAL HEALTHCARE OF NEWPORT, INC.
2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares shall be One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).
5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.
6. The name and mailing address of the incorporator is:
L. M. Custis
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of May, 1985.
/s/L. M. Custis
L. M. Custis

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09.00 AM 11/01/1994
944209804 — 20672708
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT OF
NATIONAL HEALTHCARE OF NEWPORT, INC.
The Board of Directors of:
NATIONAL HEALTHCARE OF NEWPORT, INC.
a Corporation of the State of Delaware, on this 25th day of October, A.D. 1994, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.
The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.
NATIONAL HEALTHCARE OF NEWPORT, INC.
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said corporation has caused this
Certificate to be signed by Sara Martin-Michels, Assistant Secretary this 25th day of 0ctober A.D. 1994.
/s/Sara Martin-Michels
Authorized Officer

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is NATIONAL HEALTHCARE OF NEWPORT, INC.
2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.
3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on 11-4-03
/s/Sherry Connelly
SHERRY CONNELLY
ASST SECRETARY
State of Delaware
Secretary of State
Division of Corporations
Delivered 10:47 AM 11/12/2003
FILED 09:58 AM 11/12/2003
SRV 030724170 — 2062708 FILE

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